Exhibit 10.2

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

LICENSE AGREEMENT

by and between
XOMA (US) LLC

and

NOVARTIS PHARMA AG

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CONFIDENTIAL

TABLE OF CONTENTS

ARTICLE I DEFINITIONS1

1.1 Additional Definitions11

ARTICLE II DEVELOPMENT AND COMMERCIALIZATION14

2.1 Development and Commercialization14

2.2 Regulatory; Manufacturing14

2.3 Reporting14

2.4 Subcontracting14

2.5 Transfer of Inventory, Materials, Process and Know-How14

ARTICLE III LICENSE GRANTS15

3.1 License Grants; [*]15

3.2 Rights Retained by the Parties16

3.3 Rights in Bankruptcy16

ARTICLE IV FINANCIAL TERMS; REPAYMENT OF SERVIER LOAN17

4.1 Upfront Consideration17

4.2 Development and Regulatory Milestone Payments18

4.3 Product Royalties19

4.4 Reports; Royalty Payments20

4.5 Sales Milestone Payment21

4.6 Methods of Payments21

4.7 Accounting21

4.8 Currency22

4.9 Late Payments23

4.10 Taxes23

4.11 No Guarantee23

4.12 Costs24

4.13 Set-Off24

ARTICLE V OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS24

5.1 Ownership24

5.2 Prosecution and Maintenance of Patents25

5.3 Patent Costs25

5.4 Defense of Claims Brought by Third Parties26

i

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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5.5 Enforcement26

5.6 Patent Term Extensions26

5.7 Recovery27

5.8 Trademarks27

ARTICLE VI CONFIDENTIALITY27

6.1 Confidentiality; Exceptions27

6.2 Authorized Disclosure28

6.3 Disclosure of Agreement29

6.4 Remedies30

6.5 Publications30

6.6 Clinical Trial Register30

ARTICLE VII REPRESENTATIONS; WARRANTIES; COVENANTS31

7.1 Representations and Warranties of Both Parties31

7.2 Representations and Warranties of XOMA31

7.3 Covenants of XOMA33

7.4 Covenant of Novartis34

7.5 Regulatory Best Efforts35

7.6 Disclaimer35

ARTICLE VIII INDEMNIFICATION35

8.1 Indemnification by Novartis35

8.2 Indemnification by XOMA35

8.3 Procedure36

8.4 SPECIAL, INDIRECT AND OTHER LOSSES37

8.5 No Exclusion37

ARTICLE IX TERM AND TERMINATION37

9.1 Term; Expiration37

9.2 Termination for Cause38

9.3 Termination by Novartis for Convenience38

9.4 Effects of Expiration or Termination38

ARTICLE X ACCRUED RIGHTS; SURVIVING PROVISIONS41

10.1 Accrued Rights.41

10.2 Surviving Provisions.41

ARTICLE XI MISCELLANEOUS41

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[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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11.1 Dispute Resolution41

11.2 Governing Law41

11.3 Assignment42

11.4 Force Majeure42

11.5 Reimbursement by Novartis42

11.6 Notices42

11.7 Export Clause43

11.8 Waiver44

11.9 Severability44

11.10 Entire Agreement44

11.11 Independent Contractors44

11.12 Headings; Construction; Interpretation44

11.13 Further Actions45

11.14 Parties in Interest; No Third Party Beneficiary Rights45

11.15 Performance by Affiliates45

11.16 Extension to Affiliates45

11.17 Counterparts46

List of Exhibits and Schedules

EXHIBIT A– XOMA PatentsA-1

EXHIBIT B – Form of Novartis InvoiceB-1

EXHIBIT C – InventoryC-1

EXHIBIT D – XOMA Third Party AgreementsD-1

EXHIBIT E – Form of Servier Payoff LetterE-1

SCHEDULE 1 – Exceptions to Representations and WarrantiesSched. 1-1

iii

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is entered into as of the 24th day of August, 2017 (the “Effective Date”) by and between XOMA (US) LLC, a limited liability company organized under the laws of Delaware having offices at 2910 Seventh St., Berkeley, CA, USA, 94710 (“XOMA”), and Novartis Pharma AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland and registered in the Commercial Register of the Canton of Basel-Stadt, Switzerland, under number CHE-106.052.527 whose registered office is at Lichtstrasse 35, 4056 Basel, Switzerland (“Novartis”). XOMA and Novartis are each referred to herein by name or as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, XOMA possesses proprietary technology and intellectual property, development and supply rights with respect to the Antibody and Products (as defined below);

WHEREAS, Novartis possesses expertise in the manufacture, development and commercialization of human therapeutic products;

WHEREAS, the Parties desire that XOMA grant Novartis exclusive rights and that Novartis be solely responsible for the further Development and Commercialization of the Antibody and Products in the Field in the Territory (each, as defined below), in exchange for certain milestones and royalties to be paid to XOMA and the other consideration referenced herein, all on the terms and conditions set forth herein; and

WHEREAS, simultaneously with the execution and delivery of this Agreement, XOMA Corporation is signing a Guaranty dated the Effective Date guarantying the full and prompt payment and performance of all of XOMA’s obligations under this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

As used in this Agreement, the following terms will have the meanings set forth in this ARTICLE I unless context dictates otherwise:

“ACA” means the Patient Protection and Affordable Care Act, as the same may be amended or supplemented from time to time.

“Accounting Standards” means, with respect to XOMA, GAAP, and means, with respect to Novartis, IFRS, in each case, as generally and consistently applied throughout the Party’s organization. Each Party shall promptly notify the other in the event that it changes the

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Accounting Standards pursuant to which its records are maintained; provided, however, that each Party may only use internationally recognized accounting principles (e.g., IFRS, GAAP, etc.).

“Acquiror IP” means, in connection with a Change of Control of XOMA, any Patents and/or Know-How owned or controlled by a Third Party acquiror of XOMA immediately prior to the date of the Change of Control or developed or generated thereafter by such Third Party acquiror without use of or access to the XOMA IP existing immediately prior to such date.

“Affiliate” means any Person that directly or indirectly controls or is controlled by or is under common control with a Party. For the purpose of this definition, “control,” “controls” or “controlled” means ownership (directly or through one (1) or more Affiliates) of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors (in the case of a corporation) or fifty percent (50%) or more of the equity interests (in the case of any other type of legal entity), status as a general partner in any partnership, any other arrangement whereby a Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity or the ability to cause the direction of the management or policies of a corporation or other entity. The Parties acknowledge that in the case of certain entities organized under the Laws of certain countries, the maximum percentage ownership permitted by Law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct the management and policies of such entity.

“AIA Proceedings” means post-issuance patent challenges and other proceedings under the U.S. Leahy-Smith America Invents Act.

“Antibody” means gevokizumab, also known as XOMA-052, and any isoforms, allelic variants, mutants, polymorphisms, modified forms and fragments thereof, and human and non-human counterparts of the foregoing.

“Antitrust Laws” shall mean any federal, state, or foreign statutes, rules, regulations, orders, or decrees that are designed to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade, including the Clayton Act, the HSR Act, and the Sherman Act.

“Biosimilar” a biological medicinal product for human use which (a) is highly similar to a reference biological medicinal product that has Regulatory Approval in the country in question; (b) has no clinically meaningful differences from such reference product in terms of quality, safety and efficacy, and (c) is approved for use (i) in the United States as a biosimilar biologic product (as defined in the ACA) pursuant to an abbreviated regulatory approval process established under the ACA; (ii) in the EU as a similar biologic medicinal product pursuant to Directive 2001/83/EC or Regulation (EC) No 726/2004 (as applicable); and/or (iii) in any other country pursuant to an equivalent regime in such country. A product shall not be considered to be a Biosimilar if (A) Novartis or any of its Affiliates or sublicensees was involved in the Development of such product, or (B) such product is commercialized by any sublicensee of

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Novartis or any of its Affiliates or by any Person who obtained such product in a chain of distribution that included Novartis or any of its Affiliates or sublicensees.

“BLA” means a Biologics License Application filed with the FDA in the United States with respect to a Product, as defined in Title 21 of the U.S. Code of Federal Regulations, Section 601.2 et seq., or a comparable filing for Regulatory Approval in a jurisdiction other than the United States.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed, as the case may be, in Basel, Switzerland or San Francisco, California.

“Calendar Quarter” means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively.

“Calendar Year” means a period of twelve (12) consecutive months beginning on January 1 and ending on December 31.

“cGCP” means current Good Clinical Practices as defined in U.S. Regulations 21 C.F.R. § 50, 54, 56, 312 and 314, and applicable ICH standards as each may be amended from time to time.

“cGLP” means current Good Laboratory Practices as defined in U.S. Regulations 21 C.F.R. § 58 and applicable FDA then-current laboratory review and inspection requirements, as each may be amended from time to time.

“cGMP” means current Good Manufacturing Practices pursuant to U.S. Regulations 21 C.F.R. § 211, et seq., and applicable ICH standards as each may be amended from time to time.

“Change of Control” means, with respect to a Party: (a) completion of a merger, reorganization, amalgamation, arrangement, share exchange, consolidation, tender or exchange offer, private purchase, business combination, recapitalization or other transaction involving such Party or such Party’s ultimate parent as a result of which the stockholders of such Party or parent immediately preceding such transaction hold less than fifty percent (50%) of the outstanding shares, or less than fifty percent (50%) of the outstanding voting power, respectively, of the ultimate company or entity resulting from such transaction immediately after consummation thereof (including a company or entity which as a result of such transaction owns the then-outstanding securities of a Party or all or substantially all of a Party’s assets, either directly or through one (1) or more subsidiaries); (b) the adoption of a plan relating to the liquidation or dissolution of a Party or its ultimate parent, other than in connection with a corporate reorganization (without limitation of clause (a), above); (c) the sale or disposition to a Third Party of all or substantially all the assets of a Party (determined on a consolidated basis); or (d) the sale or disposition to a Third Party of assets or businesses that constitute fifty percent (50%) or more of the total revenue or assets of a Party (determined on a consolidated basis). The entity(ies)

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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gaining control of such Party pursuant to a transaction described in the preceding sentence are referred to herein as the “Acquiror.”

“Combination Product” means any pharmaceutical or biological product (in any formulation) containing one (1) or more active pharmaceutical ingredients in addition to the Antibody.

“Commercialization” and “Commercialize” means all activities undertaken relating to the marketing, promotion (including advertising, detailing, sponsored product or continuing medical education), use, offering for sale, importing for sale, exporting for sale, distribution and sale of a Product and the commercial manufacturing of a Product, as well as, in each case, maintaining Regulatory Approvals necessary or useful to undertake such activities.

“Commercially Reasonable Efforts” means the expenditure of those efforts and resources used consistent with the usual practice of Novartis or its applicable Affiliates in pursuing Development or Commercialization of other similar pharmaceutical or biological products proprietary to Novartis or its Affiliates with similar market and economic potential and at a similar stage in Development or product life, taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved[*] and all other Commercially Relevant Factors. It is anticipated that the level of effort may change over time, reflecting changes in the status of the Antibody or a Product, as applicable.

“Commercially Relevant Factors” means, with respect to the Development or Commercialization of the Antibody or a Product by Novartis or its Affiliates, all relevant factors that may affect the Development or Commercialization of the Antibody or such Product, including (as applicable): safety, efficacy, quality or stability; product profile (including product modality, category and mechanism of action); stage of Development or life cycle status; Development and Commercialization costs and risk; feasibility and cost of manufacture; the likelihood of obtaining Regulatory Approvals (including satisfactory price approvals) and the timing of such approvals; the current guidance and requirements for Regulatory Approval and the current and projected regulatory status, including expectations for post-approval commitments; labeling or anticipated labeling; the then-current competitive environment and the likely competitive environment at the time of projected entry into the market; past performance; present and future market potential; existing or projected pricing, sales, reimbursement and profitability; pricing or reimbursement changes in relevant countries; proprietary position, strength and duration of patent protection and anticipated exclusivity; and the [*].

“Control”, “Controls” or “Controlled” means, with respect to any Know-How, Patents, proprietary information or trade secrets, or other intellectual property rights (collectively, “Rights”), the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense of or under such Rights to the other Party, or to otherwise disclose such proprietary information or trade secrets to the other Party, without breaching the terms of

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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any agreement with a Third Party, or misappropriating the proprietary information or trade secrets of a Third Party.

“Cover”, “Covering” or “Covered” means, with respect to a product, composition, technology, process or method, that, in the absence of ownership of or a license granted under a Valid XOMA Claim, the manufacture, use, offer for sale, sale or importation of such product or composition, or the practice of such technology, process or method, would infringe such Valid XOMA Claim (or, in the case of a Valid XOMA Claim that has not yet issued, would infringe such Valid XOMA Claim if it were to issue as then being prosecuted in good faith).

“Develop” or “Development” means all research, discovery, pre-clinical development, clinical development, and regulatory activities with respect to the Antibody and Products, including optimization, non-clinical testing, pharmacology studies, toxicology studies, formulation, chemical analysis, bioanalytical analysis, material performance studies (such as measurements of stability, physical form, dissolution, or visual or spectroscopic analysis, and the like), manufacturing process development and scale-up (including with respect to active pharmaceutical ingredient and drug product production), quality assurance and quality control, technical support, pharmacokinetic studies, clinical studies, regulatory affairs activities, and manufacturing, use and importation in support of such activities, in each case to the extent required or useful to obtain any Regulatory Approvals from the FDA or any other applicable Regulatory Authority.

“Dollars” or “$” means the legal tender of the U.S.

“EMA” means the European Medicines Agency, and any successor entity thereto.

“Executive Officers” means the Chief Executive Officer (or his designee) of XOMA and the Head BD&L (or his designee) of Novartis International AG, an Affiliate of Novartis.

“FDA” means the U.S. Food and Drug Administration, and any successor entity thereto.

“Field” means [*] indications and uses, including [*] indications and therapeutic uses.

“First Commercial Sale” means, with respect to a Product, the first arm’s length sale to a Third Party for use or consumption of any such Product in a country. For clarity, the First Commercial Sale shall not include any sale by a Party to its Affiliates or sublicensees (unless such Person is the end user of a Product).

“Fixed Dose Combination Product” means a Combination Product administered in fixed-dose form.

“GAAP” means United States generally accepted accounting principles consistently applied by the applicable Person.

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“ICH” means the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

“IFRS” means International Financial Reporting Standards, as amended from time to time.

“Indication” means the specific human disease or condition for which a Product has received Regulatory Approval, the approved label claim of which identifies such Indication; provided, that during the Development of the Antibody or a Product (prior to Regulatory Approval), the Indication(s) for the Antibody or such Product shall be the Indication(s) that are targeted by such Development efforts, as reflected in the applicable development plan and clinical trial protocols.

“IND” means (a) an Investigational New Drug Application as defined in the U.S. Food, Drug & Cosmetics Act and applicable regulations promulgated thereunder by the FDA; (b) a Clinical Trial Authorization filed with EU member states; or (c) the equivalent application to the equivalent Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of an investigational new drug in humans in such jurisdiction.

“Indebtedness” means (without duplication), as to any Person, (a) all obligations for the payment of principal, interest, penalties, fees or other liabilities for borrowed money (including guarantees and notes payable), incurred or assumed, (b) all obligations of such Person for the deferred purchase price of property or services, (c) any obligations to reimburse the issuer of any letter of credit, surety bond, debentures, promissory notes, performance bond or other guarantee of contractual performance, (d) all Indebtedness of Third Parties secured by a Lien on property owned or acquired by such Person, (e) any obligation that would be required to be reflected as debt on the balance sheet of such Person under the Accounting Standards and (f) all Indebtedness of others referred to in clauses (a) through (e) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement to pay or purchase such Indebtedness, to advance or supply funds for the payment or purchase of such Indebtedness or otherwise to assure a creditor against loss, in each case including all accrued interest and prepayment penalties, if any, and (g) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.

“Initial Payment” means Thirty Million Dollars (US$30,000,000).

“Know-How” means all technical or proprietary information, know-how and data, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to compounds, formulations, compositions, products or to their manufacture, development, registration, use or commercialization or methods of assaying or testing them or processes for

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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their manufacture, formulations containing them, compositions incorporating or comprising them and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information, regulatory filings and copies thereof, relevant to the development, manufacture, use or commercialization of and/or which may be useful in studying, testing, development, production or formulation of products, or intermediates for the synthesis thereof.

“Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, guidelines or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

“Liens” means all liens, claims, security interests, licenses, security interests, restrictions on ownership or transferability or other encumbrances of any kind.

[*] means, with respect to [*], the following has occurred: [*].

“Major European Country” means any of France, Germany, Italy, Spain or the United Kingdom.

“Net Sales” means the net sales on behalf of Novartis and any of its Affiliates or sublicensees (each, a “Selling Party”) for any Product sold to Third Parties other than sublicensees in bona fide, arm’s-length transactions, [*]. The deductions booked on an accrual basis [*] to calculate the recorded net sales from gross sales include, [*]:

(a)normal trade and cash discounts;
(b)	amounts repaid or credited by reasons of defects, rejections, recalls or returns;
(c)rebates and chargebacks to customers and Third Parties (including Medicare, Medicaid, Managed Healthcare and similar types of rebates);
(d)any amounts recorded in gross revenue associated with goods provided to customers for free;
(e)amounts provided or credited to customers through coupons and other discount programs;
(f)delayed ship order credits, discounts or payments related to the impact of price increases between purchase and shipping dates;
(h)[*]; and
(i)[*].

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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In the case of any sale or other disposal of a Product between or among Novartis and its Affiliates or sublicensees, for resale, Net Sales shall be calculated only on the value charged or invoiced on the first arm’s-length sale thereafter to a Third Party. In the case of any sale which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time [*]. In the case of any sale or other disposal for value, such as barter or counter-trade, of any Product, or part thereof, other than in an arm’s-length transaction exclusively for money, Net Sales shall be calculated on the value of the non-cash consideration received or the fair market price (if higher) of a Product in the country of sale or disposal.

In the event a Product is sold as a Fixed Dose Combination Product, the Net Sales of a Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Fixed Dose Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of a Product containing the Antibody as the sole active ingredient when sold separately in finished form and B is the weighted average sale price in that country of the product(s) containing the other component(s) as the sole active ingredient(s) when sold separately in finished form. Regarding prices comprised in the weighted average price when sold separately referred to above, if these are available for different dosages from the dosages of the Antibody and other active ingredient components that are included in the Fixed Dose Combination Product, then [*] in calculating the royalty-bearing Net Sales of the Fixed Dose Combination Product. In the event that such weighted average sale price cannot be determined for both a Product and the other product(s) in combination, or if the Combination Product is not a Fixed Dose Combination Product, the calculation of Net Sales for purposes of determining royalty payments shall be [*].

For the avoidance of doubt, sales between Novartis, its Affiliates and its sublicensees shall not be considered Net Sales (unless such Person is the end user of a Product).

“Novartis Note Agreement” means that certain Secured Note Agreement by and between XOMA (US) LLC and Chiron Corporation, dated as of May 26, 2005; as amended, by that certain letter agreement by and between XOMA (US) LLC and Novartis Vaccines and Diagnostics, Inc. (f/k/a Chiron Corporation), dated as of June 19, 2015; as amended, by that certain letter agreement by and between XOMA (US) LLC and Novartis Vaccines and Diagnostics, Inc. (f/k/a Chiron Corporation) which was assigned to Novartis Institutes for BioMedical Research, Inc. immediately prior to the execution of such letter agreement, dated as of September 30, 2015.

“Patent” means (a) all patents and patent applications in any country or supranational jurisdiction in the Territory, (b) any substitutions, divisionals, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, and (c) foreign counterparts of any of the foregoing.

“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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“Phase II Clinical Trial” means a clinical study of an investigational product in patients with the primary objective of characterizing efficacy as well as generating more detailed safety, tolerability, and pharmacokinetics information. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and shall be deemed commenced when the first patient in such study has received his or her initial dose of a product.  Any clinical study conducted under a protocol which identifies such study as a “Phase II” study (but excluding any study identified as a “Phase I/II” study unless such study otherwise satisfies the criteria in the first sentence of this definition) shall be deemed to be a Phase II Clinical Trial.

“Phase III Clinical Trial” means a clinical study of an investigational product in patients with the primary objective of confirming with statistical significance the efficacy and safety with the aim to obtain Regulatory Approval in any country as described in 21 C.F.R. § 312.21(c), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and shall be deemed commenced when the first patient in such study has received his or her initial dose of a product. Any clinical study conducted under a protocol which identifies such study as a “Phase III” or “pivotal” study shall be deemed to be a Phase III Clinical Trial.

“Proceeding” means any action, suit, proceeding, claim, arbitration, audit of governmental authority, criminal prosecution, unfair labor practice charge or complaint, examination, inquiry or investigation.

“Product” means any pharmaceutical or biological product containing the Antibody (alone or with other active ingredients), in all forms, presentations, formulations, methods of administration and dosage forms. For the purposes of this Agreement, Product shall be deemed to include a Biosimilar of the Antibody.

“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparation, filing, prosecution and maintenance of such Patent, as well as re-examinations, reissues, appeals, and requests for patent term adjustments and patent term extensions with respect to such Patent, together with the initiation or defense of interferences, the initiation or defense of oppositions and other similar proceedings with respect to the particular Patent, and any appeals therefrom, and any AIA Proceedings. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement actions taken with respect to a Patent.

“Regulatory Approval” means, with respect to a Product in any country or jurisdiction, the approval (including where required, pricing and reimbursement approvals), registration, license or authorization from a Regulatory Authority in a country or other jurisdiction that is necessary to market and sell such Product in such country or jurisdiction.

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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“Regulatory Authority” means any governmental agency or authority responsible for granting Regulatory Approvals for Products, including the FDA, EMA and any corresponding national or regional regulatory authorities.

“Regulatory Materials” means regulatory applications, notifications, and registrations for Regulatory Approvals or other submissions made to or with a Regulatory Authority, together with all related correspondence to or from such Regulatory Authority, with respect or related to the Development or Commercialization of a Product in a particular country, territory or possession in the Territory. Regulatory Materials include INDs, BLAs, and amendments and supplements to any of the foregoing, and applications for pricing approvals.

“Servier Lien Release” means receipt by Novartis of the Servier Payoff Letter completed and fully executed by XOMA and Servier.

“Servier Loan” means all of the Indebtedness and other obligations due or payable under that certain Loan Agreement by and between XOMA (US) LLC on the one hand, and Les Laboratoires Servier and Institut de Recherches Servier (together, “Servier”) on the other, dated as of December 30, 2010 (as amended, by that certain Consent, Transfer, Assumption and Amendment Agreement by and among XOMA Ireland Limited, XOMA (US) LLC and Les Laboratoires Servier, dated as of August 12, 2013; as amended, by that certain Amendment No. 2 to the Loan Agreement by and between XOMA (US) LLC and Servier, dated as of January 9, 2015; as amended, by that certain Amendment No. 3 to the Loan Agreement by and between XOMA (US) LLC and Servier, dated as of January 17, 2017; and as may be further amended by the parties thereto, subject to the terms of this Agreement) (the “Servier Loan Agreement”) and any other Indebtedness due or payable between XOMA (US) LLC or any XOMA Affiliates and Servier and any Servier Affiliates related to any intellectual property licensed pursuant to this Agreement.

“Servier Payoff Letter” means the payoff letter substantially in the form attached as EXHIBIT E, with such amendments or modifications approved in writing by Novartis, which approval shall not be unreasonably withheld or delayed.

“Stock Purchase Agreement” means that certain Common Stock Purchase Agreement between Novartis and XOMA Corporation, dated the Effective Date.

“Territory” means all countries of the world.

“Third Party” means any Person other than XOMA or Novartis that is not an Affiliate of XOMA or of Novartis.

“United States” or “U.S.” means the United States of America and all of its territories and possessions.

“Valid XOMA Claim” means with respect to any country, (a) a claim of an issued and unexpired Patent that is a XOMA Patent, or (b) a claim in a filed but not yet granted patent

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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application that is a XOMA Patent where such claim has not yet been pending for longer than [*] years following the filing of the earliest application from which said patent application derives priority, in each case where such claim has not been (w) disclaimed, cancelled, withdrawn or abandoned, (x) dedicated to the public, (y) declared invalid, unenforceable, unpatentable or revoked by a decision of a court, government agency or other authority, or (z) admitted to be invalid or unenforceable through reexamination, reissue or otherwise; provided, that if such a claim ceases to be a Valid XOMA Claim by reason of the foregoing (w) through (z), then such claim shall again be deemed a Valid XOMA Claim in the event such claim subsequently issues within a XOMA Patent.

“XOMA IP” means XOMA Know-How and XOMA Patents.

“XOMA Know-How” means Know-How, other than any Know-How that is part of any Acquiror IP, that is Controlled by XOMA or its Affiliates [*] for the Development or Commercialization of the Antibody and/or Products.

“XOMA Patents” mean any Patents, other than any Patents that are part of any Acquiror IP, that are Controlled by XOMA or its Affiliates [*], that claim the Antibody and/or any Products and/or the use, manufacture or sale thereof, [*] including those set forth on EXHIBIT A.

“XOMA Product Patents” means all patents and patent applications claiming priority to US 60/692,830 (XOMA’s “gevo family 1”).

“XOMA Regulatory Materials” means all Regulatory Materials and Regulatory Approvals owned or Controlled by XOMA or its Affiliates relating to the Antibody or Products in the Territory, whether as of the Effective Date or during the Term.

1.1Additional Definitions. Each of the following definitions is set forth in the section of this Agreement indicated below:

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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AcquirorDefinition of ‘Change of Control’ in ARTICLE I

ActSection 5.6.1

AgreementPreamble

AuditorSection 4.7.2

Bankruptcy CodeSection 3.3.1

BPCIASection 5.6.2

Change of ControlARTICLE I

ClaimsSection 8.1

Competing Infringing ActivitiesSection 5.5

[*]Section [*]

Confidential InformationSection 6.1

Development and Regulatory Milestone PaymentSection 4.2

Development and Regulatory Milestone PaymentsSection 4.2

Disclosing PartySection 6.1

[*]Section [*]

Effective DatePreamble

Existing Confidentiality AgreementSection 6.1(e)

Future IPSection 5.1.2

Indemnified PartySection 8.3.1

Indemnifying PartySection 8.3.1

InventorySection 7.2(m)

LossesSection 8.1

NovartisPreamble

Novartis IndemniteesSection 8.2

Novartis PatentsSection 5.1.2

Novartis ProductSection 9.4.4(b)

PartiesPreamble

PartyPreamble

Payment BreachSection 9.2

Phase I/IIDefinition of ‘Phase II Clinical Trial’ in ARTICLE I

Phase IIDefinition of ‘Phase II Clinical Trial’ in ARTICLE I

Phase IIIDefinition of ‘Phase III Clinical Trial’ in ARTICLE I

pivotalDefinition of ‘Phase III Clinical Trial’ in ARTICLE I

ProcessSection 2.5.2

Product MarksSection 5.8

[*]Section [*]

Receiving partySection 6.1

[*]Section [*]

RightsDefinition of ‘Control’ in ARTICLE I

Royalty TermSection 4.3.2(a)

Sales & Royalty ReportSection 4.4.2

Selling PartyDefinition of ‘Net Sales’ in ARTICLE I

ServierDefinition of ‘Servier Loan’ in ARTICLE I

Servier LiensSection 4.1.1(a)

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Servier Loan AgreementDefinition of ‘Servier Loan’ in ARTICLE I

Servier Loan RepaymentSection 4.1.1(a)

Servier Payoff Estimated AmountSection 4.1.1(a)

[*]Section [*]

TermSection 9.1

Trade Control LawsSection 11.7

XOMAPreamble

XOMA IndemniteesSection 8.1

[*]Section [*]

[*]Section [*]

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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ARTICLE II
DEVELOPMENT AND COMMERCIALIZATION
2.1Development and Commercialization. Novartis shall be solely responsible in its sole discretion [*] for the Development and Commercialization of the Antibody and/or Products (as applicable); provided, that, [*] Novartis shall, itself or through its [*], use Commercially Reasonable Efforts to continue to Develop, seek Regulatory Approval for and, following such Regulatory Approval, Commercialize such Product [*].
2.2Regulatory; Manufacturing.
2.2.1Novartis shall (a) determine the regulatory plans and strategies for the Antibody and Products, (b) be responsible for making all Regulatory Filings with respect to the Products (either itself or through its Affiliates, sublicensees or distributors), and (c) be responsible for obtaining and maintaining Regulatory Approvals throughout the Territory in the name of Novartis or its Affiliates, sublicensees or distributors.
2.2.2XOMA shall reasonably cooperate with and provide assistance to Novartis in connection with filings to or with any Regulatory Authority relating to the Antibody and Products, including by executing any required documents, providing reasonable access to personnel and providing Novartis with copies of all reasonably required documentation. [*] associated with such cooperation and assistance to the extent such activities are conducted during the [*] following the Effective Date [*].
2.2.3Novartis or its designated sublicensee(s) will be solely responsible for the manufacture and supply of the Antibody and Products being Developed or Commercialized under this Agreement.
2.3Reporting. [*] Novartis shall provide XOMA with written reports detailing the activities of Novartis, its Affiliates and sublicensees with respect to the Development of (and, if applicable, pre-commercial launch activities for) such Product in the Field in the Territory, both as to activities conducted during [*] and planned activities, in sufficient depth to enable XOMA to reasonably assess Novartis’ compliance with Section 2.1. Novartis shall discuss with XOMA such report in a time and manner as mutually agreed by the Parties.
2.4Subcontracting. Novartis shall have the right to engage Affiliates or Third Party subcontractors to perform any of its obligations under this Agreement, subject to ensuring such Affiliates’ and subcontractors’ compliance with the Agreement. Novartis shall remain directly liable for any breach of this Agreement attributable to any act or omission of any Novartis Affiliate, subcontractor or sublicensee.
2.5Transfer of Inventory, Materials, Process and Know-How. Within [*] after the Effective Date:

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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2.5.1XOMA shall transfer to Novartis the entire Inventory; provided, that [*] related to such transfer. [*] Inventory under this Agreement [*]. XOMA shall transfer, and shall cause its contractors to transfer, the Inventory in accordance with all applicable Laws and shall be delivered to a destination designated by Novartis. The Inventory shall be provided “AS-IS”, and XOMA expressly disclaims all representations and warranties with respect thereto, excepting only as to title and the right to transfer the Inventory to Novartis.
2.5.2XOMA shall cooperate reasonably in good faith with Novartis to bring about and complete a smooth and orderly transition of the manufacture of the Antibody and each Product existing as of the Effective Date, including the Process for the Antibody and such Products, to Novartis or to a Third Party or Affiliate of Novartis designated by Novartis. “Process” means, with respect to the Antibody or a Product, [*], and [*], and [*], which [*] and [*] for the manufacture of the Antibody or such Product. In support of the foregoing, upon request of Novartis, XOMA shall provide such technology transfer support services as described below to Novartis or to a Third Party or Affiliate of Novartis, as follows:
(a)During such [*] period, XOMA shall use commercially reasonable efforts to ensure that Novartis has access to [*] and [*], including [*] and [*] the Process.
(b)During such [*] period, Novartis and the [*] shall [*] and [*] the Process.
(c)[*] in connection with the transfer of the Process, and [*], for clarity, [*] and [*] or [*]. Notwithstanding the foregoing, to the extent [*] with respect to [*] such [*] period, [*] in connection therewith.
2.5.3Without limiting the foregoing in Sections 2.5.1 and 2.5.2, or being limited thereby, XOMA shall use commercially reasonable efforts during such [*] period, to [*] and [*] or [*], including [*] that include [*] and [*] and [*] and [*] and [*] as described herein. XOMA shall also use commercially reasonable efforts to [*] and [*] and [*] in connection with this Agreement, including in relation to any of the foregoing [*] as contemplated hereunder. Such activities shall be [*]. Notwithstanding the foregoing, the Parties further agree that, [*] and [*]
2.5.4Notwithstanding any other provision of this Section 2.5, [*] and that [*], in each case in connection [*]. XOMA shall use commercially reasonable efforts to [*] and provided that [*]. Such [*] during [*] and at [*].
2.5.5All Know-How and documentation to be transferred to Novartis hereunder shall be provided in electronic form.
ARTICLE III
LICENSE GRANTS
3.1License Grants; [*].

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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3.1.1License Grant. XOMA hereby grants to Novartis and its Affiliates an exclusive (even as to XOMA and its Affiliates) license under the XOMA IP and XOMA Regulatory Materials to Develop and Commercialize the Antibody and Products for the Field in the Territory, including to conduct any and all medical affairs activities with respect thereto. The foregoing license set forth in this Section 3.1.1 shall bear royalties as set forth in Section 4.3.
3.1.2Sublicensing. The license grant in Section 3.1.1 includes the right to grant and authorize sublicenses in multiple tiers; provided, that: (a) Novartis shall require that each sublicensee comply with all applicable provisions of this Agreement; (b) Novartis shall remain directly responsible for each sublicensee’s performance in connection with this Agreement; and (c) Novartis shall, [*] such sublicensee.
3.1.3[*]
(a)[*] agrees that, during the Term of the Agreement, [*] or [*] (including the [*]) with respect to [*]
(b)If [*] or [*] in connection with [*], and [*] will either (i) [*] provided, that [*] or [*] or (ii) [*] during [*] shall [*] set forth in subsection (a). [*]”, as used in this subsection (b), means [*] or [*]
3.2Rights Retained by the Parties. For purposes of clarity, each Party retains all rights under the Know-How and Patents Controlled by such Party not expressly granted to the other Party pursuant to this Agreement; further, XOMA retains a non-exclusive, non-transferable (other than in accordance with Section 11.3), non-sublicenseable limited right under the XOMA IP solely in order to perform its obligations under this Agreement for the benefit of Novartis. Novartis shall not, and shall not permit any of its Affiliates or sublicensees to, practice or use any of the XOMA Patents or XOMA Know-How outside of the scope of the license granted under Section 3.1.1.
3.3Rights in Bankruptcy.
3.3.1The Parties agree that this Agreement constitutes an executory contract under Section 365 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) for the license of “intellectual property” as defined under Section 101 of the Bankruptcy Code and constitutes a license of “intellectual property” for purposes of any similar laws in any other country in the Territory. The Parties further agree that Novartis, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Bankruptcy Code, including, but not limited to, Section 365 (n) of the Bankruptcy Code, and any similar laws in any other country in the Territory.
3.3.2All rights, powers and remedies of Novartis provided for in this Section 3.3 are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including under the Bankruptcy Code and any similar laws in any other country in the Territory). Novartis, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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to all other such remedies as may now or hereafter exist at law or in equity (including under the Bankruptcy Code). The Parties agree that they intend the following Novartis rights to extend to the maximum extent permitted by law, including for purposes of the Bankruptcy Code: (a) the right of access to any XOMA IP (including all embodiments thereof), or any Third Party with whom XOMA contracts to perform an obligation of XOMA under this Agreement which is necessary for the Development, registration, manufacture and/or Commercialization of Products in the Territory; (b) the right to contract directly with any Third Party described in (a) to complete the contracted work; and (c) the right to cure any breach of or default under any such agreement with a Third Party and set off or recoup the costs thereof against amounts payable to XOMA under this Agreement.
ARTICLE IV
FINANCIAL TERMS; REPAYMENT OF SERVIER LOAN
4.1Upfront Consideration. In partial consideration for the licenses and other rights granted to Novartis hereunder, Novartis shall provide the following payments and other consideration to XOMA:
4.1.1Upfront Payment and Servier Loan Repayment.
(a)Within five (5) Business Days following the Effective Date, Novartis shall, on behalf of XOMA, pay to Servier Twelve Million Twenty Two Thousand Four Hundred Fifty-One Euros (€12,022,451) plus Five Hundred Seventy-Six Euros (€576) for each day, beginning with the second (2nd) day after the Effective Date, such amount has not been paid to Servier (the “Servier Payoff Amount” and such payment, the “Servier Loan Repayment”), which XOMA represents and warrants to Novartis will be not less than the full amount of all outstanding Indebtedness under the Servier Loan as of the date of such payment.  Promptly after receipt of Servier Lien Release, XOMA shall file the UCC Financing Statement Amendment attached to the Servier Payoff Letter terminating the Liens on XOMA intellectual property securing the Servier Loan (the “Servier Liens”).
(b)Within five (5) Business Days after Servier Lien Release, Novartis shall pay to XOMA an amount equal to the Initial Payment minus the Servier Payoff Amount.
4.1.2Novartis Loan Deferral.  Promptly following the Servier Lien Release, Novartis shall cause Novartis Institutes for BioMedical Research, Inc. to amend the Novartis Note Agreement to amend and restate Section 2(e) thereof to read in its entirety as follows:

“(e) Maturity Date. Unless earlier accelerated by the reason of the occurrence of an Event of Default (as provided in Section 5 below), any unpaid principal amount of any Loan owed by the Company to the Lender together with all accrued and unpaid interest thereon, shall be due and payable in full on September 30, 2022.”

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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4.1.3Equity Investment. Novartis shall make a Five Million Dollar (US$5,000,000) equity investment in XOMA Corporation on the terms and subject to the conditions set forth in the Stock Purchase Agreement.
4.2Development and Regulatory Milestone Payments. In further consideration of the licenses granted to Novartis hereunder, upon achievement of each of the milestone events relating to the Development or Regulatory Approval of the Antibody or a Product, as applicable, set forth in the table immediately below (each, a “Development and Regulatory Milestone”), Novartis shall pay the corresponding [*] milestone payment (each, a “Development and Regulatory Milestone Payment”) to XOMA as set forth in the following:
Milestone Number	Development and Regulatory Milestone	[*] Development and Regulatory Milestone Payment	[*] Development and Regulatory Milestone Payment
1	[*]	US$[*]	[*]
2	[*]	US$[*]	US$[*]
3	[*]	US$[*]	US$[*]
4	[*]	US$[*]	US$[*]
5	[*]	US$[*]	US$[*]

4.2.1For clarity: (a) the aggregate of all Development and Regulatory Milestone Payments made under this Agreement shall not exceed [*] (b) [*] Development and Regulatory Milestone Payment shall be [*] for the [*]; (c) Development and Regulatory Milestones may be achieved [*] or [*] that [*] Development and Regulatory Milestone; (d) [*] refers to [*]); and (e) [*] and [*]
4.2.2Within [*] following the achievement of a Development and Regulatory Milestone, Novartis shall send a notice of such achievement in writing to XOMA. Upon receipt of a notice of achievement of such Development and Regulatory Milestone, [*] with respect to the

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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corresponding Development and Regulatory Milestone Payment. Novartis shall pay to XOMA such Development and Regulatory Milestone Payment within [*] after [*].
4.3Product Royalties.
4.3.1Product Royalties. On a Product-by-Product basis, Novartis shall pay royalties on the Net Sales of each Product in the Territory, in all Indications in the Field, at the following rates, during the Royalty Term:
Aggregate Net Sales of a Product in any Calendar Year in the Territory during the Royalty Term	Royalty Rate
Portion of Net Sales of such Product up to US$[*]	[*]%
Portion of Net Sales of such Product above US$[*] and up to and including US[*]	[*]%
Portion of Net Sales of such Product above US$[*] and up to and including US$[*]	[*]%
Portion of Net Sales of such Product above US$[*] and up to and including US$[*]	[*]%
Portion of Net Sales of such Product above US$[*]	[*]%

4.3.2Royalty Term and Adjustments.
(a)Novartis’ royalty obligations to XOMA under this Section 4.3 shall commence on a Product-by-Product and country-by-country basis on the date of First Commercial Sale of such Product by Novartis, its Affiliates or sublicensees to a Third Party in the relevant country where such Product is Covered by a Valid XOMA Claim and shall expire on a Product-by-Product and country-by-country basis upon the later of the following (the “Royalty Term”), as applicable:
(i)the expiration in such country of the last-to-expire Valid XOMA Claim, where the sale of the applicable Product in the applicable country would infringe such Valid XOMA Claim but for the license granted to Novartis under the Agreement; and
(ii)ten (10) years after First Commercial Sale of such Product in the relevant country in the Territory.

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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(b)Notwithstanding anything in this Agreement to the contrary, and [*] provided for under this Agreement, for sales of a Product in countries [*] and [*] Further, upon the expiration of the Royalty Term for a Product in a country in the Territory, the licenses granted to Novartis under this Agreement with respect to such Product in such country shall become fully paid-up, royalty free licenses, which shall continue even after the expiration or termination of this Agreement.
(c)If an event of [*] for a Product in any country has occurred, then so long as either (i) [*] such Product in such country, or (ii) [*] such Product in such country, then the royalty rate applicable to Net Sales of such Product in such country in accordance with in Section 4.3.1 shall be [*]
(d)Notwithstanding anything to the contrary in this Agreement subject to Section 2.5.2(c), [*] responsible for the payment of [*] and other payment obligations, if any, [*] in connection with (i) any [*] which [*] and [*], or (ii) which relate to [*] relating to any [*], (collectively, the [*]”). All such payments in respect of [*] shall be made promptly [*] in accordance with [*] (collectively, [*] after each such payment has been made. Without limiting [*] hereunder, in the event that [*] and [*] and [*]
(e)In the event that [*] or [*] or (ii) [*] with respect to [*] (including [*] by [*]; provided, that to the extent (if at all) [*] provides [*] having [*] under this Agreement, the [*] hereunder shall be [*] as reasonably [*] under this Agreement.
(f)In the event that Novartis [*] or [*] in connection with the [*] under this Agreement, [*] or otherwise and [*] with respect [*] (including [*]) [*] provided, that to the extent (if at all) [*] having [*] under this Agreement, [*] hereunder shall be [*] under this Agreement.
(g)Subject to, and without prejudice to[*], in no event shall [*] such that the royalty payments due to XOMA from Novartis under Section 4.3 [*] with respect to a particular Product in a particular country [*] shall be carried forward and Novartis may [*] royalty payment amounts due to XOMA [*] that [*], provided further that [*] for such Product in such country, [*] with respect to any such [*] any [*] hereunder.
4.4Reports; Royalty Payments.
4.4.1Until the expiration of Novartis’ royalty payment obligations under this ARTICLE IV, Novartis agrees to make written reports to XOMA [*] after the end of each Calendar Quarter covering sales of Product on a country-by-country basis in the Territory by Novartis, its Affiliates and sublicensees during such Calendar Quarter.
4.4.2Each such written report (“Sales & Royalty Report”) shall, with respect to each country, provide:
(a)number of units sold for the Products;

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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(b)the Net Sales for the Products; and
(c)the calculation of the royalty payment due on such Net Sales in the Territory pursuant to this ARTICLE IV.
4.4.3Following receipt of each such Sales & Royalty Report, [*] Novartis shall make the royalty payment due to be paid to XOMA under ARTICLE IV for the Calendar Quarter covered by such report.
4.5Sales Milestone Payment. In addition to the payments referenced in Sections 4.1 through 4.4 above, Novartis shall pay XOMA the following one-time sales milestone payments following the first respective Calendar Quarter in which the total Net Sales of all Products in the Territory first reach or exceed the thresholds specified in the table below for the Calendar Year in which such Calendar Quarter occurs. Following XOMA’s receipt of a Sales & Royalty Report for a Calendar Quarter of a Calendar Year, if a sales milestone payment has been achieved, [*] Novartis shall pay XOMA the associated milestone payment within [*]. In the interest of clarity, (a) [*], and no previous sales milestone had been achieved under this Section 4.5, then [*], and all [*] (b) each [*] and (c) [*]
Sales Milestone	Associated Milestone Payment
Annual Net Sales first reach US$[*]	US$[*]
Annual Net Sales first reach US$[*]	US$[*]
Annual Net Sales first reach US$[*]	US$[*]
Annual Net Sales first reach US$[*]	US$[*]

4.6Methods of Payments. All payments due from Novartis to XOMA under this Agreement shall be paid in Dollars by Novartis via wire transfer to a bank designated in writing in advance by XOMA. Any payment which falls due on a date which is not a Business Day in the location from which the payment will be made may be made on the next succeeding Business Day in such location.
4.7Accounting.
4.7.1Novartis shall keep complete, true and accurate books and records in accordance with its Accounting Standards in relation to this Agreement, including in relation to Net Sales and royalties.  Novartis shall keep such books and records for at least [*] following the Calendar Quarter to which they pertain.

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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4.7.2XOMA may, upon written notice to Novartis, appoint an internationally-recognized independent accounting firm (which firm is reasonably acceptable to Novartis, such acceptance not to be unreasonably delayed or conditioned) (the “Auditor”) to inspect the relevant reports, statements, records or books of accounts (as applicable) of Novartis and/or its Affiliates to verify the accuracy of any Sales & Royalty Report. Before beginning its audit, the Auditor shall execute an undertaking reasonably acceptable to Novartis on customary terms by which the Auditor shall keep confidential all information reviewed during such audit. The Auditor shall have the right to disclose to XOMA its conclusions regarding any payments owed under this Agreement.
4.7.3Novartis and its Affiliates shall make their records available for inspection by such Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from XOMA. The records shall be reviewed solely to verify the accuracy of the Sales & Royalty Reports. [*]. In addition, XOMA shall only be entitled to audit the relevant books and records of Novartis relating to a Sales & Royalty Report for a period of [*] after receipt of the applicable Sales & Royalty Report. XOMA agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or if disclosure is required by Law, regulation or judicial order.
4.7.4The Auditor shall provide its audit report and basis for any determination to Novartis at the time such report is provided to XOMA, before it is considered final. Novartis shall have the right to request a further determination by such Auditor as to matters which Novartis disputes within [*] following receipt of such report. Novartis will provide XOMA and the Auditor with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the Auditor shall undertake to complete such further determination within [*] after the dispute notice is provided, which determination shall be limited to the disputed matters. Any matter that remains unresolved shall be resolved in accordance with the dispute resolution procedures contained in Section 11.1.
4.7.5In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by Novartis, the underpaid or overpaid amount shall be settled promptly.
4.7.6XOMA shall pay for such audits, as well as its own expenses associated with enforcing its rights with respect to any payments hereunder, except that in the event there is any upward adjustment in aggregate amounts payable for any year shown by such audit of more than [*] of the amount paid, Novartis shall pay for such audit.
4.8Currency.  All payments under this Agreement shall be payable in U.S. Dollars. When  conversion  of  payments  from  any foreign  currency is  required  to  be  undertaken  by Novartis, the U.S. Dollar equivalent shall be calculated using Novartis’ then-current standard exchange rate methodology as applied in its external reporting.

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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4.9Late Payments. Any undisputed amount owed by Novartis to XOMA under this Agreement that is not paid on or before [*] the date such payment is due shall bear interest at a rate per annum equal to the lesser of (a) the thirty (30)-day United States Dollar LIBOR rate in effect on the date that payment was due, as published by The Financial Times after such payment is due, plus [*], or (b) the highest rate permitted by applicable Law, in either case calculated on the number of days such payments are paid after such payments are due and compounded monthly; provided, that the foregoing shall not accrue on undisputed amounts that were paid after the due date as a result of mistaken XOMA actions (e.g., if a payment is late as a result of XOMA providing an incorrect account for receipt of payment).
4.10Taxes.
4.10.1Except as otherwise provided in this Section 4.10, each Party shall be responsible for any tax obligations of its own due to this Agreement, including income tax and capital gains tax, and neither Party shall have any obligation towards the other Party in the event that the other Party fails to fully comply with its tax obligations.
4.10.2All transfer, VAT, GST, documentary, sales, use, stamp, registration and other such taxes, and any conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated hereby, if any, [*]. Novartis shall prepare and timely file all tax returns required to be filed in respect of any such taxes. The Parties shall reasonably cooperate in accordance with applicable Laws to minimize any such transfer taxes payable in connection with this Agreement.
4.10.3Subject to Section 4.10.4, if any taxes are required to be withheld by Novartis, Novartis will: (a) deduct such taxes from the payment made to XOMA; (b) timely pay the taxes to the proper taxing authority; (c) promptly send proof of payment to XOMA; and (d) reasonably assist XOMA in its efforts to obtain a credit for such tax payment. Each Party agrees to reasonably assist the other Party in lawfully claiming exemptions from and/or minimizing such deductions or withholdings under double taxation Laws or similar circumstances.
4.10.4Notwithstanding anything to the contrary in this Agreement, if Novartis assigns or transfers some or all of its rights and obligations to any Person and if, as a result of such action, the withholding or deduction of tax required by applicable Law with respect to payments under this Agreement is increased, then any amount payable under this Agreement shall be increased to take into account such withheld taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts), XOMA receives an amount equal to the sum it would have received had no such increased withholding been made.
4.10.5For all tax purposes, both Parties agree to report the transactions contemplated by this Agreement in a manner consistent with its terms and to not take any position inconsistent therewith in any tax return, refund claim, litigation, or otherwise.
4.11No Guarantee. XOMA and Novartis acknowledge and agree that nothing in this Agreement shall be construed as representing an estimate or projection of anticipated sales of any

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Product, and that the milestones and Net Sales levels set forth in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the milestone payments and royalty obligations to XOMA in the event such milestones or Net Sales levels are achieved. Neither Party provides any representation, warranty or guarantee that the Development of any Product will be successful, that Regulatory Approval for any Product will be obtained, or that any other particular results will be achieved with respect to the Commercialization of any Product hereunder.

4.12Costs. In addition to the specific costs to be assumed by each of XOMA and Novartis as described herein, each Party will be responsible for all costs that it incurs in exercising its rights and meeting its obligations under this Agreement, except as expressly set forth otherwise in this Agreement.
4.13Set-Off. If an Event of Default shall have occurred and be continuing, and all amounts thereunder have become due and payable in accordance with Section 5(b) of the Novartis Note Agreement, Novartis may elect to deduct from any upfront fees, milestone payments and royalty payments to be made by it to XOMA under this Agreement and pay to the Lender any amounts then due and payable by XOMA to the Lender under the Novartis Note Agreement.  Any such election shall be confirmed by prompt written notice to XOMA delivered in accordance with Section 11.6, which notice shall describe (a) the Event of Default that has occurred and is continuing and (b) provide an accounting for any and all amounts being deducted.  Capitalized terms used in this Section 4.13 but not defined in this Agreement shall have the meanings given thereto in the Novartis Note Agreement.
ARTICLE V
OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS
5.1Ownership.
5.1.1Pre-Existing Patents and Know-How. XOMA shall retain all of its right, title and interest in, to and under the XOMA IP, and Novartis shall retain all of its rights, title and interest in, to and under the Patents and Know-How Controlled by it, except in each case to the extent that any such rights or licenses are expressly granted by one Party to the other Party under this Agreement.
5.1.2Intellectual Property Arising Under This Agreement. Novartis shall own  all data, Patents and Know-How generated, discovered, developed, invented, conceived or reduced to practice by or on behalf of itself, its sublicensees, XOMA, or Affiliates of the Parties, whether solely by any such party or jointly by one (1) or more such parties, in connection with the Development and/or Commercialization of the Antibody and Products under this Agreement, and all intellectual property rights therein (collectively, all such data, Patents and Know-How, the “Future IP”, and all Patents included in or claiming priority to the foregoing set forth in this Section 5.1.2, the “Novartis Patents”). All Regulatory Approvals for the Antibody and Products hereunder shall be made in the name of and owned by Novartis or its Affiliates or sublicensees.
5.1.3Invention Assignment Agreements.

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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(a)XOMA hereby covenants to Novartis that all contractors and employees of XOMA and its Affiliates and licensees will be under the obligation to either (i) assign all right, title and interest in and to any Novartis Patents and their inventions and discoveries relating thereto, whether or not patentable, to XOMA as the sole owner thereof; or (ii) obtain a license under such Patents that are developed by such contractors or sublicensees in the performance of its obligations under such agreement that relates to the Antibody or Product.
(b)Novartis hereby covenants to XOMA that all contractors and employees of Novartis and its Affiliates and sublicensees will be under the obligation to either (i) assign all right, title and interest in and to any Novartis Patents and their inventions and discoveries relating thereto, whether or not patentable, to Novartis as the sole owner thereof; or (ii) obtain a license under such Patents that are developed by such contractors or sublicensees in the performance of its obligations under such agreement that relates to the Antibody or Product.
5.2Prosecution and Maintenance of Patents.
5.2.1General. [*] shall keep [*] informed as to material developments with respect to the Prosecution and Maintenance of such Patents, including by timely providing copies of all substantive office actions or any other substantive documents that [*] receives from or submits to any patent office, including notice of all interferences, reissues, re-examinations, oppositions or, subject to Section 5.6, requests for patent term extensions and providing [*] a reasonable opportunity to review and comment on all substantive filings and communications with any patent agency regarding any [*] Patent.   [*] shall not unreasonably reject the requests and suggestions of [*] with respect to such drafts and with respect to strategies for filing and prosecuting such Patents in the Territory with the goal of maximizing the exclusive period for the Antibody and Products and any other antibodies that are subject to an exclusive license from [*] or its Affiliates to [*] or its Affiliates.
5.2.2Filing Decision or Prosecution Lapse. If, during the Term, [*], in exercising its obligations and rights pursuant to Section 5.2.1 to Prosecute and Maintain a [*] Patent in any country, decides not to file such Patent or intends to allow such Patent to lapse or become abandoned without having first filed a substitute Patent, [*] shall notify in writing and consult with [*] regarding such decision or intention at least [*] prior to the date upon which the subject matter of such Patent shall become unpatentable or such Patent shall lapse or become abandoned, and [*] shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at its own expense with counsel of its own choice. If [*] wishes to assume Prosecution and Maintenance of such Patent, [*] shall (a) [*]; (b) promptly provide [*] with the appropriate documents for [*] of such Patent in such country; and (c) cooperate and otherwise execute all such documents and instruments at the [*] cost and expense, necessary to [*] such Patent in the name of [*] or its designee.
5.3Patent Costs. [*] shall be responsible for all costs and expenses associated with its Prosecution and Maintenance activities of [*] Patents under Section 5.2; provided, however, that

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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[*] shall be responsible for all costs and expenses associated with its Prosecution and Maintenance activities of those [*]

5.4Defense of Claims Brought by Third Parties. If a Party becomes aware of any claim that the Development or Commercialization of the Antibody or Product in or for the Territory infringes or misappropriates the intellectual property rights of any Third Party, such Party shall promptly notify the other Party. In any such instance, the Parties shall as soon as practicable thereafter discuss in good faith regarding the best response to such notice, subject to ARTICLE VIII, and [*] shall have the sole right (but not the obligation) to defend such claim, [*] (subject to any other provision of this Agreement [*] for the underlying infringement or misappropriation, [*]).
5.5Enforcement. Each Party shall promptly notify the other Party in writing if it reasonably believes that any [*] is infringed or misappropriated by a Third Party with respect to the manufacture, sale, offer for sale, use or importation of the Antibody or Product in the Territory (collectively, “Competing Infringing Activities”). [*] shall have the sole right, but not the obligation, to enforce [*] with respect to Competing Infringing Activity, or to defend any declaratory judgment action with respect thereto; provided, however, that [*] shall not settle any such enforcement action in any manner that would: (a) require any payment or admission of legal wrongdoing by [*]; or (b) narrow the scope of or have an adverse effect on the enforceability of any [*], in each case without the prior written consent of [*], which consent shall not be unreasonably withheld, delayed or conditioned. [*] shall keep [*] reasonably informed of the progress of any such action, and [*] shall reasonably cooperate with and assist [*] in such litigation as requested by [*], including providing information and materials, at [*] request and expense, and joining as a plaintiff to any action taken by [*] to enforce [*] Patents in the Field in the Territory. For clarity, [*]
5.6Patent Term Extensions.
5.6.1Novartis shall be responsible for determining the strategy for applying for the extension of the term of any XOMA Patents with respect to the Antibody, such as under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” (the “Act”), the Supplementary Certificate of Protection of the Member States of the European Union and other similar measures in any other country. If requested by Novartis, and at Novartis’ cost, XOMA shall apply for and use its reasonable efforts to obtain such an extension or, should the Law permit or require Novartis (or one (1) of its respective Affiliates, subcontractors or sublicensees hereunder) to so apply, XOMA hereby gives permission to Novartis to do so (in which case XOMA agrees to cooperate with Novartis in the exercise of such authorization and shall execute such documents and take such additional action as Novartis may reasonably request in connection therewith). Novartis and XOMA agree to cooperate with one another in obtaining any patent extension hereunder as directed by Novartis, and [*].
5.6.2Novartis shall be responsible for determining the strategy with respect to certifications, notices and patent enforcement procedures regarding XOMA Patents Covering the

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Antibody or Products under the Act and the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”). XOMA shall cooperate, as reasonably requested by Novartis, in a manner consistent with this Section 5.6. XOMA hereby authorizes Novartis to: (a) provide in any BLA or in connection with the BPCIA, a list of XOMA Patents as required under the BPCIA; (b) except as otherwise expressly provided in this Agreement, exercise any rights exercisable by Novartis as Patent owner under the Act or the BPCIA; and (c) exercise any rights that may be exercisable by Novartis as reference product sponsor under the BPCIA, including (1) engaging in the Patent resolution provisions of the BPCIA with regard to XOMA Patents Covering the Antibody or Products; and (2) determining which Patents will be the subject of immediate Patent infringement action under § 351(l)(6) of the BPCIA; provided, that with respect to Novartis’ exercise of rights under the BPCIA, Novartis shall consult with a representative of XOMA designated by XOMA in writing and qualified to receive confidential information pursuant to § 365(l) of the BPCIA with respect to Novartis’ exercise of any rights exercisable as reference product sponsor, including providing such representative with timely copies of material correspondence relating to such matters, providing such representative the opportunity, reasonably in advance of any related Novartis action, to comment thereon and to consult with and consider in good faith the requests and suggestions of XOMA with respect to such matters.
5.7Recovery.  Any recovery received as a result of any action under Section 5.4 or 5.5 shall be used first to reimburse the Parties for the costs and expenses (including attorneys’ and professional fees) incurred in connection with such action (and not previously reimbursed), and the remainder of the recovery shall be [*]; provided, that any such remaining portion of recoveries [*] (including [*] included in such recoveries) shall be [*].
5.8Trademarks. Novartis shall have the right to brand the Products using Novartis related trademarks and any other trademarks and trade names it determines appropriate for the Product, which may vary by country or within a country (“Product Marks”). Novartis shall own all rights in the Product Marks and register and maintain the Product Marks in the countries and regions it determines reasonably necessary. XOMA shall assign and hereby assigns any trademarks owned or Controlled by XOMA at the Effective Date that are related to the Antibody or the Products (but for clarity, not including the name “XOMA” or any other corporate name not specific to the Antibody or any Product) to Novartis, including all goodwill therein.  XOMA agrees to execute any further documents as may be requested by Novartis to effectuate or confirm such assignment.
ARTICLE VI
CONFIDENTIALITY
6.1Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that a Party and its Affiliates and representatives (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Know-How or other confidential and proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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other Party or its Affiliates or representatives (the “Disclosing Party”), including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to a Party’s past, present and future marketing, financial and Development activities of any product or potential product or useful technology of the Disclosing Party and the pricing thereof (collectively, “Confidential Information”), except to the extent that it can be established by the Receiving Party that such Confidential Information:

(a)was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to the Receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;
(b)was otherwise developed independently by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;
(c)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;
(d)became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party hereunder other than through any act or omission of the Receiving Party in breach of this Agreement; or
(e)was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

All XOMA Know-How that is specific to the Development and/or manufacture of the Antibody and the XOMA Regulatory Materials shall be considered Confidential Information of both XOMA and Novartis (it being understood that both XOMA and Novartis will be deemed to be the Disclosing Party with respect thereto and the exceptions in Sections 6.1(a) and (e) shall not apply to XOMA with respect to such XOMA Know-How and the XOMA Regulatory Materials). Subject to and without prejudice to the foregoing, any Confidential Information disclosed by either Party (or their Affiliates) prior to the Effective Date pursuant to the Confidentiality Agreement between Novartis International AG and XOMA, dated July 6, 2017 (the “Existing Confidentiality Agreement”) shall be Confidential Information of such Party for all purposes under this Agreement, it being understood and agreed that this Agreement supersedes and replaces the Existing Confidentiality Agreement with respect to such Confidential Information and the rights and obligations of the Parties with respect thereto.

6.2Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party may use and disclose Confidential Information of the Disclosing Party as follows:

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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(a)under appropriate confidentiality provisions at least as protective of such Confidential Information as those in this Agreement, as reasonably necessary for performance of its obligations or exercise of rights granted in this Agreement (including the rights to Develop and Commercialize the Antibody and Products) including in filing or prosecuting patent applications in accordance with Section 5.2, prosecuting or defending litigation, complying with applicable Law (subject to clause (b) below), seeking and obtaining Regulatory Approval, conducting non-clinical activities or clinical trials, preparing and submitting INDs to Regulatory Authorities, and marketing Products, in each case in accordance with this Agreement;
(b)to the extent disclosure is required by Law; provided, that if a Receiving Party is required by Law to make any such disclosure of a Disclosing Party’s Confidential Information  it  will,  where  legally  permitted  and  practicable,  give  reasonable advance notice to the Disclosing Party of such disclosure requirement, afford the Disclosing Party an opportunity to secure, and, if requested by the Disclosing Party, reasonably cooperate with the Disclosing Party to, secure confidential treatment of such Confidential Information required to be disclosed, and disclose only that portion of the Confidential Information that the Receiving Party is legally required to disclose as advised by the Receiving Party’s legal counsel;
(c)in communication with actual or potential investors, lenders, acquirers, merger partners, consultants, professional advisors, collaborators, donors, or funding sources as reasonably necessary, and (with respect to XOMA) with its licensors as necessary to satisfy its reporting obligations with respect to the Antibody or Product, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; or
(d)to the extent mutually agreed to in writing by the Parties.
6.3Disclosure of Agreement.
6.3.1Disclosure of Agreement Terms.
(a)Except to the extent required by Law or any securities exchange or governmental authority or any tax authority to which any Party is subject or submits or as otherwise permitted in accordance with this Section 6.3, neither Party nor its Affiliates shall make any public announcements concerning the terms of this Agreement or the transactions contemplated hereby or otherwise disclose the terms of this Agreement or the transactions contemplated hereby to any Third Party without the prior written consent of the other, which shall not be unreasonably withheld, conditioned or delayed. Each Party agrees to provide to the other Party a copy of any public announcement regarding this Agreement or the subject matter hereof, as practicable under the circumstances, reasonably prior to its scheduled release. Each Party shall have the right to expeditiously review and recommend changes to any such announcement by the other Party or its Affiliates, and, except as otherwise required by securities exchange listing requirements or applicable Law, approve such announcement, and the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Party.

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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(b)Notwithstanding the foregoing, to the extent information regarding this Agreement has already been publicly disclosed, either Party may subsequently disclose the same information to the public without the consent of the other Party. Each Party shall also be permitted to disclose the terms of this Agreement, in each case on a need to know basis under appropriate confidentiality provisions substantially equivalent to those of this Agreement, to its actual or potential investors, lenders, acquirers, merger partners, consultants, professional advisors, donors, or funding sources. Novartis may, in the ordinary course of business, without XOMA’s consent, inform its customers, suppliers and business contacts that Novartis has obtained the right under this Agreement to sell Products in the Territory.
(c)Each Party shall give the other Party a reasonable opportunity to review those portions of all filings with the United States Securities and Exchange Commission (or any stock exchange, including Nasdaq, or any similar regulatory agency in any country other than the U.S.) describing the terms of this Agreement (including any filings of this Agreement) prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.
6.4Remedies. Each Party shall be entitled to seek, in addition to any other right or remedy it may have, at Law or in equity, a temporary injunction or other injunctive relief, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this ARTICLE VI.
6.5Publications. XOMA shall not make any public disclosure (whether written, electronic, oral or otherwise) relating to the Antibody or Product without the prior written consent of Novartis; provided, that the foregoing shall not apply to information which is in the public domain or any public disclosure required by Law or governmental regulation or by the rules of any recognized stock exchange. For the avoidance of doubt, Novartis, any of its Affiliates or sublicensees may, without any required consents from XOMA, (a) issue press releases, disclosures, and other public statements as it deems appropriate in connection with the Development and Commercialization of the Antibody or Products under or in connection with this Agreement, and (b) publish or have published information about clinical trials related to the Antibody or Products, including the results of such clinical trials; provided, however, if Novartis plans to issue a press release that in its judgment contains material adverse information regarding this Agreement in its entirety or the Antibody or Product under this Agreement, then Novartis shall use commercially reasonable efforts to provide XOMA with reasonable prior notice of such press release.
6.6Clinical Trial Register. Each Party agrees that each clinical study and each nonclinical study with respect to the Antibody or Product that is required to be posted pursuant to applicable Law or applicable industry codes, including the PhRMA Code or the equivalent industry code of practice, on clinicaltrials.gov or any other similar registry shall be so posted. Unless otherwise agreed upon by the Parties (and as permitted by applicable Law or applicable industry codes), Novartis shall be responsible for such posting for the Antibody and Products.

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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ARTICLE VII
REPRESENTATIONS; WARRANTIES; COVENANTS
7.1Representations and Warranties of Both Parties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:
(a)Such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
(b)Such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(c)This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;
(d)The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which it or its Affiliates is a party or by which it or its Affiliates are bound, nor violate any Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party or its Affiliates;
(e)No government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable Laws currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required to conduct clinical trials or to seek or obtain Regulatory Approvals of the Products or patent term extensions; and
(f)It is not debarred or excluded from reimbursement by the FDA (or subject to a similar sanction of EMA or any other Regulatory Authority) or subject of an FDA debarment or exclusion investigation or proceeding (or similar proceeding of EMA or other Regulatory Authority). To its knowledge, it has not (i) employed and has not used a contractor or consultant that has employed, any individual or entity debarred or excluded from reimbursement by the FDA (or subject to a similar sanction of EMA or any other Regulatory Authority), or (ii) employed any individual who or entity that is the subject of an FDA debarment or exclusion investigation or proceeding (or similar proceeding of EMA or other Regulatory Authority), in each case in the conduct of any Development of Products.
7.2Representations and Warranties of XOMA. XOMA hereby represents and warrants to Novartis (except as set forth in the schedules of disclosures attached hereto as SCHEDULE 1) as of the Effective Date that:

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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(a)[*] which have been [*] and [*] which [*]
(b)The Patents listed in EXHIBIT A comprise a complete and accurate list of all Patents Controlled by XOMA [*]
(c)XOMA has the right to use and disclose and to enable Novartis to use and disclose (in each case under conditions of confidentiality consistent with Section 6.2) the XOMA Know-How and XOMA Regulatory Materials, and XOMA has the right to grant all rights and licenses it purports to grant to Novartis with respect to the XOMA IP, the XOMA Regulatory Materials and the Antibody and Products under this Agreement, free and clear of all Liens, other than Liens securing the Servier Loan, which will be released in accordance with the Servier Payoff Letter;
(d)Neither XOMA nor any Affiliate has granted any right or license to any Third Party that conflicts or interferes with or limits the scope of any of the rights or licenses granted to Novartis hereunder;
(e)(i) Neither XOMA nor its Affiliates has received any written notice of any claim that any Patent or Know-How owned or Controlled by a Third Party would be or is infringed or misappropriated by the manufacture, use, sale, offer for sale or importation of the Antibody or Products in the form that they exist; and (ii) to the knowledge of XOMA, the manufacture, use, sale, offer for sale or importation of  the Antibody and Products in the form that they exist and without combination with any other product would not and does not infringe or misappropriate any Patent or Know-How owned or Controlled by a Third Party;
(f)To the knowledge of XOMA, the issued Patents in the XOMA Patents are valid and enforceable without any claims, challenges, oppositions, nullity actions, interferences, inter-partes reexaminations, AIA Proceedings, derivation proceedings, or other proceedings pending or threatened and XOMA has filed and prosecuted patent applications within the XOMA Patents in good faith and complied with all duties of disclosure with respect thereto;
(g)To the knowledge of XOMA, neither XOMA nor any Affiliate has committed any act, or omitted to commit any act, that may cause the XOMA Patents to expire prematurely or be declared invalid or unenforceable;
(h)There are no Patents or Know-How Controlled by XOMA or its Affiliates that, to XOMA’s knowledge, are necessary for the Development or Commercialization of the Antibody and Products as contemplated hereunder, other than the XOMA IP licensed to Novartis hereunder;
(i)(A) Other than the contracts set forth in Exhibit D and Schedule 1 and, in each case, designated as responsive to Section 7.2(i), there are no contracts or other agreements between XOMA (or its Affiliate) and any Third Parties that relate to the Development or Commercialization of the Antibody or Products as contemplated hereunder, and

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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(B) such contracts are in full force and effect, and XOMA has not received or provided any notice of breach or termination with respect to any such contract;
(j)Neither XOMA nor any Affiliate has, nor to its knowledge, has any Third Party acting under authority of XOMA, [*] with respect to the Antibody or Product, or [*] with respect to the Antibody and Products and [*]. All [*] compliance with all applicable Law, including, if and as applicable, cGMP, cGCP and cGLP, and all Regulatory Materials submitted to any Regulatory Authority [*]
(k)To XOMA’s knowledge, [*] concerning the Antibody or Products or active pharmaceutical ingredients therein [*] and [*]
(l)Neither XOMA nor any Affiliate has entered into a government funding relationship that would result in rights to the Antibody or Product residing in the U.S. Government, National Institutes of Health, National Institute for Drug Abuse or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96 517 (35 U.S.C. 200 204), as amended, or any similar obligations under the Laws of any other country;
(m)Attached as EXHIBIT C is a detailed list of, to XOMA’s knowledge, any and all quantities and forms of the Antibody, Products, and all cell banks, bioassay materials, cell lines, sequences and constructs for the expression and production of such Antibody, and all related documentation including certificates of analysis, batch records, testing records and other documentation which is necessary or useful for Novartis to use any of the foregoing as intended hereunder (collectively, the “Inventory”) existing as of the Effective Date and owned by XOMA, whether in XOMA’s possession or in the possession of Third Parties based on XOMA’s good faith efforts to identify the Inventory as of the Effective Date. Promptly following the Effective Date, XOMA shall provide Novartis with an updated EXHIBIT C to disclose additional Inventory that has been identified by XOMA. To the extent that, following the provision of such updated EXHIBIT C, XOMA discovers any omissions with respect to EXHIBIT C, XOMA shall promptly provide Novartis with an updated EXHIBIT C, and XOMA shall not be deemed to be in breach of this subsection (m) if such update pertains to additional materials being added to EXHIBIT C or removal of not significant quantities of previously listed materials, and in each case such update is provided to Novartis within sixty (60) days of the Effective Date (and in any event within thirty (30) days of such discovery); and
(n)XOMA has disclosed to Novartis and provided [*]
7.3Covenants of XOMA.  XOMA hereby covenants to Novartis that:
(a)Except with Novartis’ prior written consent (which shall not be unreasonably withheld, delayed or conditioned), XOMA will maintain all XOMA Third Party Agreements, other than the Servier Loan Agreement, set forth on EXHIBIT D, in full force and effect during the Term, and will not (i) terminate any XOMA Third Party Agreement, nor (ii)

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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amend any XOMA Third Party Agreement, in each case in any manner that adversely effects the rights of Novartis under this Agreement;
(b)XOMA shall provide Novartis an updated EXHIBIT A from time to time upon Novartis’ reasonable request, but no more than [*]
(c)XOMA will not grant during the Term, any right or license to any Third Party that conflicts or interferes with or limits the scope of any of the rights or licenses granted to Novartis hereunder;
(d)XOMA will not amend any of the agreements evidencing the Servier Loan except (i) in connection with and solely in order to achieve Servier Loan Repayment and Servier Lien Release and (ii) in any manner that would increase Novartis’ obligations or affect Novartis’ rights under this Agreement; and
(e)XOMA and its Affiliates’, sublicensees’ and representatives’ performance in connection with this Agreement shall comply with all applicable Laws.
7.4Covenant of Novartis. Novartis hereby covenants to XOMA that its and its Affiliates’, sublicensees’ and representatives’ performance in connection with this Agreement shall comply with all applicable Laws.
7.5[*]. Upon the terms and subject to the conditions set forth in this Agreement, and as it relates to any inquiry and/or investigation conducted under the Antitrust Laws by a governmental entity in connection with the transactions contemplated under this Agreement or any transaction relating to intellectual property licensed under this Agreement, each of the Parties shall (and shall cause their applicable Affiliates to) use its respective [*] to (i) consult and cooperate with the other Party and consider in good faith the views of the other Party in connection with all substantive communications, including any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals, undertaking or agreements made or submitted; (ii) provide the other Party with a reasonable advance opportunity to review and comment upon all written communications to any governmental entity; (iii) keep the other Party informed promptly in all respects of any communication received by such Party from, or given by such Party to, any governmental entity and of any communication received or given in connection with any proceeding by a private party, in each case,  including providing a copy of any written communication and informing the other Party of the substance of any oral communication; and (iv) except as may be prohibited by any governmental entity or by any applicable Law, each Party hereto will provide reasonable advance notice to the other of and permit authorized representatives of the other Party to be present at each meeting or telephone conference with any government entity; provided, however, and notwithstanding anything in this Agreement to the contrary, that  Novartis shall control and lead communications with any governmental entity regarding the transactions contemplated under this Agreement or any transaction relating to intellectual property licensed under this Agreement, and determine all strategy in connection with responding to any requests, investigations or litigation by any governmental entity regarding the transactions

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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described herein or any transaction relating to intellectual property licensed under this Agreement under the Antitrust Laws.  Neither XOMA nor any of its respective Affiliates shall, without Novartis’ prior written consent, in Novartis’ sole discretion, take or commit to take any action that limits Novartis’ freedom of action with respect to or Novartis’ ability to retain the license and other rights granted to it hereunder or otherwise receive the full benefits of this Agreement or any transaction relating to intellectual property licensed under this Agreement.

7.6Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
ARTICLE VIII
INDEMNIFICATION
8.1Indemnification by Novartis. Novartis shall indemnify, defend and hold harmless XOMA and its Affiliates, and its or their respective directors, officers, employees and agents (the “XOMA Indemnitees”), from and against any and all liabilities, damages, losses, costs and expenses, including the reasonable fees of attorneys and other professional Third Parties (collectively, “Losses”), arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (“Claims”) brought against any XOMA Indemnitee based upon:
(a)the negligence, recklessness or wrongful intentional acts or omissions of Novartis or its Affiliates and its or their respective directors, officers, employees and agents, in connection with Novartis’ performance of its obligations or exercise of its rights under this Agreement;
(b)any breach of any representation or warranty or covenant made by Novartis under ARTICLE VII or any other provision under this Agreement; or
(c)the Development of Products that is conducted by or under the authority of Novartis [*] the handling and storage by or on behalf of Novartis of any chemical agents or other molecules for the purpose of conducting such Development by or on behalf of Novartis, and the manufacture, marketing, Commercialization and sale by Novartis, its Affiliates or sublicensees of Products, including any product liability, personal injury, property damage or other damage, in each case resulting from any of the foregoing activities described in this Section 8.1(c);

in each case, provided, that, such indemnity shall not apply to the extent such Losses arise from a cause or event described in clause (a), (b), (c) or (d) of Section 8.2.

8.2Indemnification by XOMA. XOMA shall indemnify, defend and hold harmless Novartis and its Affiliates, and its or their respective directors, officers, employees and agents (the

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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“Novartis Indemnitees”), from and against any and all Losses, arising out of or resulting from any and all Claims against any Novartis Indemnitee based upon:

(a)the negligence, recklessness or wrongful intentional acts or omissions of XOMA or its Affiliates or its or their respective directors, officers, employees and agents, in connection with XOMA’s performance of its obligations or exercise of its rights under this Agreement;
(b)any breach of any representation or warranty or covenant made by XOMA under ARTICLE VII or any other provision under this Agreement;
(c)[*] or [*] including (i) any [*] or other damage, and (ii) [*], in each case resulting from any of the foregoing activities described in this Section 8.2(c); or
(d)the Servier Loan, including any breach or default of or non-compliance with the Servier Loan Agreement, except for any breach, default or non-compliance caused solely and directly by Novartis’ failure to make the Servier Loan Repayment in breach of Section 4.1.1;

in each case, provided, that, such indemnity shall not apply to the extent such Losses arise from a cause or event described in clause (a), (b) or (c) of Section 8.1.

8.3Procedure.
8.3.1Notice of Claim. A Person entitled to indemnification under this ARTICLE VIII (an “Indemnified Party”) shall give prompt written notification to the Party from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a Claim for which indemnification is being sought or, if earlier, upon the assertion of any such Claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Claim as provided in this Section 8.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice).
8.3.2Assumption of Defense; Participation. Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense and, without limiting the Indemnifying Party’s indemnification obligations, the Indemnifying Party shall reimburse the Indemnified Party for all costs and expenses, including reasonable attorney fees, incurred by the Indemnified Party in defending itself within thirty (30) days after receipt of any invoice therefor from the Indemnified Party. The Party not controlling such defense may participate therein at its own expense; provided, that if the Indemnifying Party assumes control of such defense and the Indemnified Party in good faith concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Claim, the Indemnifying Party shall be

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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responsible for the reasonable fees and expenses of counsel to the Indemnified Party in connection therewith. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.
8.3.3Settlements. The Indemnified Party shall not agree to any settlement of such Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned. The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party without the prior written consent of the Indemnified Party.
8.3.4Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and actions as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this ARTICLE VIII. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.
8.4SPECIAL, INDIRECT AND OTHER LOSSES. EXCEPT FOR A BREACH OF ARTICLE VI OR FOR CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE VIII, NEITHER NOVARTIS NOR XOMA, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBLICENSEES, WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT, ITS AFFILIATES OR ANY OF THEIR SUBLICENSEES FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.
8.5No Exclusion. Neither Party excludes any liability for death or personal injury caused by its negligence or that of its employees, agents or subcontractors.
ARTICLE IX
TERM AND TERMINATION
9.1Term; Expiration. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to this ARTICLE IX, shall remain in effect until the expiration of the Royalty Term throughout the Territory (the “Term”). Upon expiration of the Term, all rights and licenses granted to Novartis pursuant to Section 3.1 shall survive, and shall become fully paid-up, perpetual and irrevocable.

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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9.2Termination for Cause. If either Novartis or XOMA is in material breach of any material obligation hereunder, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured within [*] after such notice (or, if such material breach relates to non-payment of monies due (a “Payment Breach”), then [*] after such notice), the non-breaching Party shall have the right thereafter to terminate this Agreement immediately by giving written notice to the breaching Party to such effect; provided, that, [*], if [*] and the [*] and thereafter [*]. In the event that arbitration is commenced with respect to any alleged breach hereunder, no purported termination of this Agreement pursuant to this Section 9.2 shall take effect until the resolution of such arbitration. Any termination by any Party under this Section 9.2 and the effects of termination provided herein shall be without prejudice to any damages or other legal or equitable remedies to which it may be entitled.
9.3Termination by Novartis for Convenience. Novartis may terminate this Agreement without cause at any time after the Effective Date in its entirety or on a Product-by-Product or country-by-country basis at any time on six (6) months prior written notice.
9.4Effects of Expiration or Termination. Upon any early termination (but not expiration) of this Agreement in its entirety or termination with respect to a Product or country in the Territory other than any termination by Novartis under Section 9.2 due to XOMA’s breach:
9.4.1Program Continuity. The Parties intend that upon any such termination of this Agreement, in whole or in part, the transfer from Novartis to XOMA of rights, materials, data and documentation related to the Antibody and Products that are the subject of such termination as described below be conducted as expeditiously as is reasonably practicable, with the goal of ensuring an uninterrupted supply of Products to patients (including to patients enrolled in any clinical trials that are in progress as of the date of such termination), and in keeping with sound scientific, clinical and manufacturing practices and all applicable Laws.
9.4.2License Termination; Cessation of Development and Commercialization by Novartis. All rights and licenses granted to Novartis under this Agreement shall be terminated and of no further force and effect; provided, that if such termination is only with respect to a particular Product or country, then such termination shall apply only to such Products or with respect to the terminated countries, as applicable. Novartis shall cease its Development (except as set forth in Section 9.4.5) and Commercialization of such Products and in such countries as applicable, or, in the event of termination of this Agreement in its entirety, throughout the Territory.
9.4.3Return of Confidential Information and Materials. If this Agreement is terminated in its entirety, Novartis shall promptly return to XOMA all Know-How, data, materials and other Confidential Information made available to Novartis by XOMA under this Agreement.
9.4.4Licenses. Effective upon the effective date of such termination:
(a)Novartis hereby grants XOMA a [*] license under the Novartis Product IP (as defined below) solely to Develop, import, use, make, have made, offer for sale and

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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sell, effective upon termination of this Agreement (i) if this Agreement is terminated with respect to a particular country, the Antibody and Products in such countries; (ii) if this Agreement is terminated with respect to a particular Product, such Product throughout the Territory and (iii) if this Agreement is terminated in full, the Antibody and Products throughout the Territory, subject to [*]
(b)“Novartis Product IP” means (i) all Novartis Patents that [*] of the Antibody or Product, and (ii) all Know-How [*] in connection with this Agreement that [*] to any Antibody or Product.
(c)XOMA may decline to accept at any time either or both of the licenses set forth in subsections (a) and (b) above upon written notice to Novartis. Novartis shall [*] for any [*] to the extent arising from [*] set forth in [*]
9.4.5Clinical Development Activities. With respect to any clinical Development activities of Novartis directed to the terminated Product or Products with respect to the terminated countries that are in progress at the time of notice of termination, (a) Novartis shall [*]; or (b) at XOMA’s election prior to the effective date of termination, Novartis shall to the extent not prohibited by applicable Law or any Regulatory Authority[*] transfer to XOMA any such clinical Development activities and forward all interim and final reports and underlying data from such activities to XOMA to enable such clinical Development activities to be transferred to XOMA without interruption; [*]
9.4.6Regulatory Filings. To the extent permitted by applicable Law, and within [*] of XOMA’s request, Novartis will promptly assign to XOMA all Regulatory Approvals and Regulatory Materials submitted and Controlled by Novartis for the Products solely with respect to the terminated countries and/or Products (as applicable). If Novartis is restricted under applicable Law from transferring ownership of any of the foregoing items to XOMA (including in order to continue to conduct any transition activities as contemplated in this Section 9.4.6, including the conduct of clinical Development activities, if applicable, pursuant to Section 9.4.5 above), Novartis shall grant XOMA (or its designee) an exclusive right of reference or use to such item. Novartis shall, [*], take actions reasonably necessary to effect such transfer or grant of right of reference or use to XOMA, including by making such filings as may be required with Regulatory Authorities and other governmental authorities in the Territory that may be necessary to record such assignment or effect such transfer. Such transfer shall be [*] in accordance with Section [*], unless [*] in accordance with [*], in which case [*]. All such Regulatory Approval and Regulatory Materials shall be deemed to be XOMA’s Confidential Information as of the effective date of such termination and the exceptions in Sections 6.1(a) and (e) shall not apply to Novartis with respect to such Regulatory Approval and Regulatory Filings.
9.4.7Data. Within [*] of the effective date of such termination, Novartis shall transfer and assign to XOMA, all data from preclinical, non-clinical and clinical studies conducted by or on behalf of Novartis, its Affiliates or sublicensees relating to the Antibody or Products and all pharmacovigilance data (including all adverse event databases) relating to the Antibody or

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Products, in each case, to the extent applicable to the Products and/or countries which are the subject of the termination, which data shall be deemed to be XOMA’s Confidential Information as of the effective date of such termination and the exceptions in Sections 6.1(a) and (e) shall not apply to Novartis with respect to such data. At XOMA’s request, Novartis shall provide XOMA with assistance with any inquiries and correspondence with Regulatory Authorities relating to the Antibody or Product for a period of [*] after such termination. Such transfer shall be at [*] in accordance with Section [*], unless [*] in accordance with Section [*], in which case [*]
9.4.8Inventory Transfer. As requested by XOMA, Novartis shall transfer to XOMA or its designee any and all inventory of the Antibody and Products (including all research materials, final product, bulk drug substance, intermediates, work-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, and the like) then in the possession of Novartis, its Affiliates or sublicensees, in each case, to the extent applicable to the Products and/or countries which are the subject of the termination. Such activities shall be [*] in accordance with Section [*], unless [*] in accordance with Section [*], in which case [*]
9.4.9Termination Press Releases. In the event of termination of this Agreement for any reason and subject to the provisions of Section 6.3.1, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and shall not, except to the extent required by applicable Law, disclose such information without the prior approval of the other Party. The principles to be observed in such disclosures shall be accuracy, compliance with applicable Law and regulatory guidance documents, and reasonable sensitivity to potential negative investor reaction to such news.
9.4.10  [*] Additional Transition Assistance, and Other Matters. The Parties shall timely [*] that are [*] as well as any additional transition assistance that may be reasonably requested by XOMA (to be undertaken at [*] to the extent [*] may also include [*] relating to the terminated Products; however, [*].  In the event that, [*] (or such [*] as the Parties may agree), [*] as to any [*] in connection therewith, [*] by notice to the other Party [*] pursuant to this Section [*]. Notwithstanding the foregoing, [*], by providing [*] with written notice [*] (or such [*] pursuant to the preceding sentence), [*], [*]; provided, that [*] that are [*] then upon such notice being provided, the [*] and shall [*] unless and until [*] that are [*] Following such notice, the Parties shall [*] and [*] which [*] and [*] and [*] and shall [*]  If the Parties [*] then each Party [*] and [*] provided, that [*] and [*] under this Section 9.4.10. [*] (or [*] as the case may be), [*] and [*] for [*] and [*] The Parties will also [*] as may be amended at such time. [*] each Party [*] Neither Party may [*] other than for the sole purpose of [*] or as expressly permitted in this Section 9.4.10; provided, that [*] if [*] in which event [*] (or, [*] then [*] the [*] provided [*] this Agreement. [*]. The Parties [*]; provided, however, each Party shall [*] under this Section 9.4.10.
9.4.11Effects of Termination for Novartis Termination due to XOMA Breach. Upon any early termination of this Agreement in its entirety by Novartis under Section 9.2 due to XOMA’s breach, then in addition to any other right or remedy Novartis may have, at Law or in equity, then the following Sections shall survive such termination [*]

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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ARTICLE X
ACCRUED RIGHTS; SURVIVING PROVISIONS
10.1Accrued Rights. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration, including the payment obligations under ARTICLE IV hereof, and any and all damages or remedies arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement.
10.2Surviving Provisions. In addition to any other provisions of this Agreement that are elsewhere expressly stated to survive, the provisions of [*] and [*] and Sections [*] shall survive the termination of this Agreement in its entirety or expiration of this Agreement for any reason, in accordance with their respective terms and conditions, and for the duration stated, and where no duration is stated, shall survive indefinitely. In addition: (a) [*] shall survive for a period of [*] after the effective date of termination or expiration of this Agreement, and (b) [*] shall survive for a period of [*] after the effective date of termination or expiration of this Agreement.
ARTICLE XI
MISCELLANEOUS
11.1Dispute Resolution. If a dispute between the Parties arises under this Agreement, either Party shall have the right to refer such dispute in writing to the respective Executive Officers, and such Executive Officers shall attempt in good faith to resolve such dispute. If the Parties are unable to resolve a given dispute pursuant to the preceding sentence within thirty (30) days after referring such dispute to the Executive Officers, either Party may have the given dispute settled in court pursuant to the remainder of this Section 11.1. Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement. Each Party agrees to commence any such action, suit or proceeding in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction, at any time, in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the resolution of any dispute hereunder, including under this Section 11.1.
11.2Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to any choice of law rules. The provisions of the United Nations

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or any subject matter hereof.

11.3Assignment. Neither Party may assign this Agreement, in any manner including by operation of law, without the consent of the other Party, except as otherwise provided in this Section 11.3. Either Party may assign this Agreement in whole or in part to any Affiliate without the consent of the other Party. Either Party may also assign this Agreement, without the consent of the other Party, to any successor or Third Party that acquires all or substantially all of the business or assets of the assigning Party to which this Agreement relates, whether by sale, transfer, merger, reorganization, operation of law or otherwise, and Novartis may assign this Agreement to any Third Party in connection with any divestiture undertaken to satisfy an applicable governmental authority or agency; provided, that in each case such assigning Party provides the other Party with written notice of such assignment and the assignee agrees in writing to assume performance of all assigned obligations. The terms of this Agreement shall be binding upon and shall inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties.  Any purported assignment in violation of this Section 11.3 shall be null and void.
11.4Force Majeure. No Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation (other than a payment obligation) of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure is defined as causes beyond the reasonable control of the Party, including acts of God; material changes in Law; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event XOMA or Novartis, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of ninety (90) days, after which time XOMA and Novartis shall promptly meet to discuss in good faith how to best proceed in a manner that maintains and abides by the Agreement. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure
11.5Reimbursement by [*]. [*] shall reimburse [*] and [*] in [*] that [*] may reasonably [*]
11.6Notices. Any notice or request required or permitted to be given under or in connection with this Agreement shall be given in writing and personally delivered or sent by certified mail (return receipt requested), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to XOMA:

XOMA (US) LLC

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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2910 Seventh Street
Berkeley, California 94710

Attention: Legal Department

With a required copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

Attention: Barbara Kosacz

If to Novartis:

Novartis Pharma AG

Lichtstrasse 35

4056 Basel

Switzerland

Attention: Head, BD&L

With a required copy to:

Novartis Pharma AG

Lichtstrasse 35

4056 Basel

Switzerland

Attention: General Counsel

or to such other address for such Party as it shall have specified by like notice to the other Parties; provided, that notices of a change of address shall be effective only upon receipt thereof. If delivered personally, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next Business Day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the third (3rd) Business Day after such notice or request was deposited with the U.S. Postal Service.

11.7Export Clause. Each Party acknowledges that the Laws of the United States restrict the export and re-export of certain commodities and technical data of United States origin. Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without the appropriate United States and foreign government licenses. Novartis shall not be required by the terms of this Agreement to be directly or indirectly involved in the provision of goods, services or technical data that may be prohibited by applicable export control, economic sanctions laws and anti-boycott regulations of the United States and other governments (“Trade Control Laws”) if performed by Novartis. It shall be in the sole discretion of

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Novartis to refrain from being directly or indirectly involved in the provision of goods, services or technical data that may be prohibited by applicable Trade Control Laws.

11.8Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one (1) or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.
11.9Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
11.10Entire Agreement. This Agreement, together with the Stock Purchase Agreement and the Schedules and Exhibits hereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersede and terminate all prior agreements and understanding between the Parties with respect to the subject matter of this Agreement. In particular, and without limitation, this Agreement supersedes and replaces the Existing Confidentiality Agreement and any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Effective Date. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter of this Agreement other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.
11.11Independent Contractors. Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.
11.12Headings; Construction; Interpretation. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement. The terms of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to any Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement. Except where the context otherwise requires, (a) any reference to any Law refers to such Law as from time to time enacted, repealed or amended or any replacement thereof, (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, (c) the words “include,” “includes,” and “including,” shall be deemed to be followed by the phrase “but not limited to,” “without limitation” or words of similar import, (d) the word “or” is used in the inclusive sense (and/or), (e) provisions that refer to Persons acting “under the authority of Novartis” shall include Novartis’ Affiliates or sublicensees and those Persons acting “under the authority of XOMA” shall include XOMA’s Affiliates or licensees (other than Novartis); conversely, those Persons acting “under the authority of Novartis” shall exclude XOMA, its Affiliates and licensees and those Persons acting “under the authority of XOMA” shall exclude Novartis, its Affiliates and sublicensees; (f) the word “notice” shall require notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; and (i) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing.

11.13Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.
11.14Parties in Interest; No Third Party Beneficiary Rights. All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors, heirs, administrators and permitted assigns. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any Third Party (including any third party beneficiary rights).
11.15Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.
11.16Extension to Affiliates. Novartis shall have the right to extend the rights and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to Novartis. Novartis shall remain directly liable for any acts or omissions of its Affiliates, and Novartis hereby expressly waives any

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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requirement that XOMA exhaust any right, power or remedy, or proceed directly against such Affiliate, for any obligation or performance hereunder prior to proceeding directly against Novartis.

11.17Counterparts. This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

[Signature page to follow]

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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[Signature page to License Agreement]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

XOMA (US) LLC

By: /s/ James R. Neal______________

Name: James R. Neal

Title: Chief Executive Officer

NOVARTIS PHARMA AG

By: /s/ Neil Johnston______________

Name: Neil Johnston

Title: As Attorney

By: /s/ Kim Parker________________

Name: Kim Parker

Title: As Attorney

1

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Confidential

EXHIBIT A – XOMA Patents

[*] (9 pages omitted)

A-1

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Confidential

EXHIBIT B – Form of Novartis Invoice

[Sender’s Logo	INVOICE
INVOICE DATE:
Street	20
Town, Country
Phone and Fax Nr.	INVOICE No.: XXXX
Bill To:For:
[Product X Royalties 1st Quarter 20 ]
[(or Milestone for event Y)]
[XXX]
And via fax to no. _________________
DESCRIPTION [Please specify the event for which the invoice is due]AMOUNT (USD)
Product X [royalties] [January – March 20] calculated based on Novartis provided [sales & royalty report] (see attached worksheet)US$ 000'000.00
[(Or milestone payment for event Y, according to paragraph XY of agreement ZZZZ dated ……)]
Novartis Contract Code
Please remit by wire transfer within [[ ] days] to:
Receiving Bank - ……..
Swift Code - ……..
ABA Number - ……..
Credit Account - ……..
Beneficiary - ……..
TOTAL	000'000,00
If you have any questions concerning this invoice, contact …………

B-1

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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or e-mail to ……..
VAT -Reg. No. Xxxxxxxxxx (if applicable)]

B-2

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Confidential

EXHIBIT C – Inventory

[*] (2 pages omitted)

C-1

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Confidential

EXHIBIT D – XOMA Third Party Agreements

[*]

D-1

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Confidential

EXHIBIT E – Form of Servier Payoff Letter

E-1

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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August 24, 2017

XOMA (US) LLC

2910 Seventh Street

Berkeley, CA 94710

United States

Attention: Chief Financial Officer

FAX: 510-649-0315

Re:Payoff Letter

Ladies and Gentlemen:

Reference is made to (i) that certain Loan Agreement, dated as of December 30, 2010, as amended and assigned by the Consent, Transfer, Assumption and Amendment Agreement, dated as of August 12, 2013, as further amended by Amendment No2 to the Loan Agreement, dated as of January 9, 2015, and Amendment No3 to the Loan Agreement, dated as of January 17, 2017 (as so amended, and as further amended, restated, supplemented or otherwise modified from time to time through the date hereof, the “Loan Agreement”), each between XOMA (US) LLC, a Delaware limited liability company (as successor by assignment to XOMA Ireland Limited, “XOMA” or “you”) and Les Laboratoires Servier (“Servier” or “us”) and the other entities from time to time party thereto, and (ii) the other agreements, documents and instruments executed in connection therewith (as each may be further amended, restated, supplemented or otherwise modified from time to time through the date hereof, together with the Loan Agreement, collectively, the “Secured Agreements”).  You have informed us that, on or about August 25, 2017, you expect to satisfy, in full, all of the Obligations under the Loan Agreement and the other Secured Agreements, including all monies, liabilities and obligations secured thereunder.  All capitalized terms used but otherwise not defined herein shall have the meanings set forth in the Loan Agreement.

Upon Servier’s receipt on August 25, 2017, by federal funds wire transfer (or similar transfer of immediately available funds) in accordance with the instructions set for the below, of an amount equal to €12,022,451, which amount shall be increased by an amount equal to €576 (representing per diem interest) for each day thereafter that the Payoff Amount remains unpaid (such amount, the “Payoff Amount”, and the date upon which such wire is received, the “Payoff Effective Time”), Servier agrees to deliver (or cause to be delivered) to XOMA the original Promissory Note (marked as “cancelled”) and all other instruments in Servier’s possession, if any, and other releases of liens, discharges, terminations and release documentation, executed by Servier (if applicable) releasing Servier’s Liens (as hereinafter defined) on all of the assets and property of XOMA subject to such Liens (the “Collateral”).

Upon the Payoff Effective Time, Servier agrees and acknowledges that (i) all Obligations, including without limitation outstanding indebtedness (including, without limitation, for principal, interest and fees) and other obligations of XOMA under or relating to the Secured Agreements, shall be deemed paid and satisfied in full and irrevocably discharged, terminated and released, (ii) all security interests and other liens and encumbrances (“Liens”) granted to or held by Servier in any assets of XOMA as security for such Obligations shall be automatically, forever and

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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irrevocably satisfied, released and discharged, (iii) the Loan Agreement and the other Secured Agreements shall be automatically terminated and of no further force or effect, and neither XOMA nor any other Person shall have a right to draw funds thereunder, and (iv) XOMA or its agent or designee shall be authorized, without further action, notice or consent, to file the UCC termination statement attached hereto as Exhibit A, and all other instruments, releases and documents evidencing the release of Servier’s Liens on the Collateral.  Further, Servier agrees to execute such documents and take all additional actions reasonably requested by XOMA, from time to time, to release its Liens on the Collateral and evidence the termination of the Obligations.  XOMA agrees to pay Servier for all reasonable out-of-pocket costs and expenses incurred by Servier in connection with the matters referred to in the previous sentence, and acknowledges that Servier’s execution of and/or delivery of documents releasing any security interest or claim in any Collateral of XOMA as set forth herein is made without recourse, representation, warranty or other assurance of any kind by Servier and hereby confirms that the commitments of Servier to make any Advance or incur liabilities under the Secured Agreements are terminated as of the Payoff Effective Time, and, as of the Payoff Effective Time, Servier shall have no further obligation to make Advances to XOMA or any other Person under the Secured Agreements.

The Payoff Amount referred to above should be sent to the following account of Servier:

[*]

This Agreement shall be governed by the internal laws of the State of New York.  No party may assign its rights, duties or obligations under this Agreement without the prior written consent of the other parties.  This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.  Delivery of an executed counterpart of this letter by electronic means (e.g., facsimile or .pdf) shall be equally as effective as delivery of an original executed counterpart and shall not affect the validity, enforceability, and binding effect of this letter.  The undersigned parties have signed below to indicate their consent to be bound by the terms and conditions of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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If you need additional information, please do not hesitate to contact us.

Very truly yours,

LES LABORATOIRES SERVIER

By:___________________________
Name:
Title:

INSTITUT DE RECHERCHES SERVIER

By:___________________________
Name:
Title:

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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ACCEPTED and AGREED:

XOMA (US) LLC

By:_________________________
Name:

Title:

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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EXHIBIT A

UCC TERMINATION STATEMENT

See attached.

A-1

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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Confidential

SCHEDULE 1 – Exceptions to Representations and Warranties

[*] (2 pages omitted)

Sched.1-1

[*] = Certain portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

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